EXHIBIT 99.1

j2 Reports First Quarter 2016 Results

Achieves Record First Quarter Revenues (up 24.3% to $201 million vs. Q1 2015), EBITDA (up 25.1% to $87 million vs. Q1 2015), Free Cash Flow (up 38.8% to $61 million vs. Q1 2015) and Adjusted Non-GAAP EPS (up 23.5% vs. Q1 2015)

Announces
Nineteenth Consecutive Quarterly Dividend Increase

LOS ANGELES -- j2 Global, Inc. (NASDAQGS: JCOM) today reported financial results for the first quarter ended March 31, 2016 and announced that its Board of Directors has declared an increased quarterly cash dividend of $0.3350 per share.

FIRST QUARTER 2016 RESULTS

Q1 2016 quarterly revenues increased 24.3% to a Q1 record of $200.5 million compared to $161.3 million for Q1 2015.

GAAP earnings per diluted share(1) for the quarter increased 35.6% to $0.61 compared to $0.45 for Q1 2015. Adjusted Non-GAAP earnings per diluted share(1)(2) for the quarter increased 23.5% to a Q1 record $1.05 compared to $0.85 for Q1 2015.

Quarterly EBITDA(3) increased 25.1% to a Q1 record $86.7 million compared to $69.3 million for Q1 2015.

Q1 2016 free cash flow(4) increased to a Q1 record of 38.8% to $60.5 million compared to $43.6 million for Q1 2015.

j2 ended the quarter with approximately $394.5 million in cash and investments after deploying $83.2 million during the quarter for acquisitions and j2's regular quarterly dividend.

Key financial results for Q1 2016 versus Q1 2015 are set forth in the following table (in millions, except per share amounts). Reconciliations of Adjusted Non-GAAP earnings per diluted share, EBITDA and free cash flow to their nearest comparable GAAP financial measures are attached to this Press Release.

	Q1 2016	Q1 2015	% Change
Revenues
Cloud Services	$137.0 million	$115.8 million	18.3%
Digital Media	$62.3 million	$43.2 million	44.2%
IP Licensing	$1.2 million	$2.3 million	(47.8)%
Total:	$200.5 million	$161.3 million	24.3%
GAAP Net Income	$29.9 million	$21.9 million	36.5%
GAAP Earnings per Diluted Share (1)	$0.61	$0.45	35.6%
Adjusted Non-GAAP Earnings per Diluted Share (1) (2)	$1.05	$0.85	23.5%
EBITDA (3)	$86.7 million	$69.3 million	25.1%
Free Cash Flow (4)	$60.5 million	$43.6 million	38.8%

"With 24.3% revenue growth and an increase of 25.1% in EBITDA compared to the same quarter year over year, our first quarter represents a strong start to 2016," said Hemi Zucker, CEO of j2 Global. "Q1 free cash-flow grew by 39% to $60.5M and Non-GAAP EPS grew by 24% year over year. All segments of our business are performing well and we have seen increasing margins both in our Media and Cloud Backup businesses as they both continue to benefit from economies of scale. During the quarter we acquired 6 cloud services businesses, which completed the M&A activity that we planned for with respect to our full year 2016 business outlook. This makes me very optimistic regarding the rest of the year."

BUSINESS OUTLOOK

For fiscal 2016, the Company estimates that it will achieve revenues between $830 and $860 million and Adjusted Non-GAAP earnings per diluted share of between $4.70 and $5.00.

Adjusted Non-GAAP earnings per diluted share for 2016 excludes share-based compensation of between $12 and $14 million, amortization of acquired intangibles and the impact of any currently unanticipated items, in each case net of tax.

It is anticipated that the Non-GAAP effective tax rate for 2016 (exclusive of the release of reserves for uncertain tax positions) will increase from 28.4% to between 29% and 31%.

DIVIDEND

j2's Board of Directors has approved a quarterly cash dividend of $0.3350 per common share, a $0.01, or 3.1% increase versus last quarter's dividend. This is j2's nineteenth consecutive quarterly dividend increase since its first quarterly dividend in September 2011. The dividend will be paid on June 2, 2016 to all shareholders of record as of the close of business on May 18, 2016. Future dividends will be subject to Board approval.

Notes:

(1)
The estimated GAAP effective tax rates were approximately 30.3% for Q1 2016 and 29.4% for Q1 2015. The estimated Adjusted Non-GAAP effective tax rates were approximately 29.1% for Q1 2016 and 28.9% for Q1 2015.

(2)
For Q1 2016, Adjusted Non-GAAP earnings per diluted share excludes share-based compensation, certain acquisition-related integration costs, interest costs in excess of the coupon rate associated with convertible notes, amortization of acquired intangibles and additional tax expense (benefit) from prior years, in each case net of tax, totaling $0.44 per diluted share. For Q1 2015, Adjusted Non-GAAP earnings per diluted share excludes share-based compensation, certain acquisition-related integration costs, interest costs in excess of the coupon rate associated with convertible notes, certain tax consulting fees, amortization of acquired intangibles and additional tax expense (benefit) from prior years, in each case net of tax, totaling $0.40.

(3)
EBITDA is defined as earnings before interest and other expense, net; income tax expense; depreciation and amortization; and the items used to reconcile EPS to Adjusted Non-GAAP EPS referred to in Note (2) above. EBITDA amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

(4)
Free cash flow is defined as net cash provided by operating activities, less purchases of property, plant and equipment, plus excess tax benefit from share-based compensation. Free cash flow amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

About j2 Global

j2 Global, Inc. (NASDAQ: JCOM) provides Internet services through two divisions: Business Cloud Services and Digital Media. The Business Cloud Services Division offers Internet fax, virtual phone, hosted email, email marketing, online backup, unified communications and CRM solutions. It markets its services principally under the brand names eFax ®, eVoice ®, FuseMail ®, Campaigner ®, KeepItSafe ®, Livedrive®, Onebox ®, and LiveVault®, and operates a messaging network spanning 50 countries on six continents. The Digital Media Division offers technology, gaming and lifestyle content through its digital properties, which include PCMag.com, IGN.com, AskMen.com, Toolbox.com and others. The Digital Media Division also operates NetShelter ® Powered by BuyerBase ®, an advanced digital ad targeting platform, and Ziff Davis B2B, a leading provider of research to enterprise buyers and leads to IT vendors. As of December 31, 2015, j2 had achieved 20 consecutive fiscal years of revenue growth. For more information about j2, please visit www.j2global.com.

Contact:

Laura Hinson
j2 Global, Inc.
800-577-1790
press@j2.com

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995, particularly those contained in Hemi Zucker's quote and the "Business Outlook" portion regarding the Company's expected fiscal 2016 financial performance. These forward-looking statements are based on management's current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: the Company's ability to grow non-fax revenues, profitability and cash flows; the Company's ability to identify, close and successfully transition acquisitions; subscriber growth and retention; variability of the Company's revenue based on changing conditions in particular industries and the economy generally; protection of the Company's proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments, including but not limited to the imposition or increase of taxes or regulatory-related fees; and the numerous other factors set forth in j2 Global's filings with the Securities and Exchange Commission ("SEC"). For a more detailed description of the risk factors and uncertainties affecting j2 Global, refer to the 2015 Annual Report on Form 10-K filed by j2 Global on February 29, 2016, and the other reports filed by j2 Global from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release and particularly those contained in Hemi Zucker's quote and the "Business Outlook" portion regarding the Company's expected fiscal 2016 financial performance are based on limited information available to the Company at this time, which is subject to change. Although management's expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these statements.

About Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following Adjusted Non-GAAP financial measures: Adjusted Non-GAAP earnings per diluted share, EBITDA and free cash flow. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these Adjusted Non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these Adjusted Non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to these Adjusted Non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These Adjusted Non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity. We believe these Adjusted Non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

For more information on these Adjusted Non-GAAP financial measures, please see the appropriate GAAP to Adjusted Non-GAAP reconciliation tables included within the attached Exhibit to this release.

j2 GLOBAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS)

	MARCH 31, 2016	DECEMBER 31, 2015
ASSETS
Cash and cash equivalents	$242,755	$255,530
Short-term investments	69,821	79,655
Accounts receivable, net of allowances of $5,267 and $4,261, respectively	98,329	114,680
Prepaid expenses and other current assets	19,706	25,722
Deferred income taxes, current	—	7,218
Total current assets	430,611	482,805
Long-term investments	81,896	78,563
Property and equipment, net	56,370	57,442
Goodwill	829,012	807,661
Other purchased intangibles, net	362,689	352,641
Deferred income taxes, non-current	5,884	—
Other assets	5,372	4,607
TOTAL ASSETS	$1,771,834	$1,783,719

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$82,813	$114,384
Income taxes payable	5,729	5,589
Deferred revenue, current	78,975	76,104
Capital lease, current	198	214
Deferred income taxes, current	—	363
Total current liabilities	167,715	196,654
Long-term debt	594,406	592,037
Deferred revenue, non-current	5,688	6,538
Capital lease, non-current	139	148
Liability for uncertain tax positions	37,658	35,917
Deferred income taxes, non-current	40,637	43,989
Other long-term liabilities	17,547	18,228
Total liabilities	863,790	893,511

Commitments and contingencies

Stockholders' Equity
Preferred stock	—	—
Common stock	480	479
Additional paid-in capital	295,633	292,064
Retained earnings	640,001	626,789
Accumulated other comprehensive loss	(28,070)	(29,124)
	908,044	890,208
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,771,834	$1,783,719

j2 GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED, IN THOUSANDS)

	THREE MONTHS ENDED MARCH 31,
	2016	2015

Revenues	$200,502	$161,253

Cost of revenues (1)	34,288	28,186
Gross profit	166,214	133,067

Operating expenses:
Sales and marketing (1)	48,112	37,590
Research, development and engineering (1)	8,988	8,447
General and administrative (1)	55,776	46,500
Total operating expenses	112,876	92,537
Income from operations	53,338	40,530
Interest expense, net	10,233	10,313
Other expense (income), net	126	(784)
Income before income taxes	42,979	31,001
Income tax expense	13,036	9,124
Net income	$29,943	$21,877

Basic net income per common share:
Net income attributable to j2 Global, Inc. common shareholders	$0.62	$0.45

Diluted net income per common share:
Net income attributable to j2 Global, Inc. common shareholders	$0.61	$0.45

Basic weighted average shares outstanding	47,966,718	47,422,396
Diluted weighted average shares outstanding	48,238,098	47,766,088

(1) Includes share-based compensation expense as follows:
Cost of revenues	$95	$83
Sales and marketing	531	584
Research, development and engineering	207	194
General and administrative	1,976	2,143
Total	$2,809	$3,004

j2 GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)

	THREE MONTHS ENDED MARCH 31,
	2016	2015
Cash flows from operating activities:
Net income	$29,943	$21,877
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,174	21,287
Accretion and amortization of discount and premium of investments	331	273
Amortization of financing costs and discounts	2,370	2,222
Share-based compensation	2,809	3,004
Excess tax benefits from share-based compensation	(264)	(334)
Provision for doubtful accounts	2,825	1,610
Deferred income taxes, net	(3,101)	(494)
Loss on disposal of fixed assets	12	—
Gain on sale of available-for-sale investments	182	(24)
Decrease (increase) in:
Accounts receivable	15,773	9,254
Prepaid expenses and other current assets	370	(4)
Other assets	(727)	25
(Decrease) increase in:
Accounts payable and accrued expenses	(23,797)	(12,902)
Income taxes payable	6,360	(1,283)
Deferred revenue	1,250	(1,340)
Liability for uncertain tax positions	1,742	2,595
Other long-term liabilities	1,272	(50)
Net cash provided by operating activities	64,524	45,716
Cash flows from investing activities:
Maturity of available-for-sale investments	26,224	28,994
Purchase of available-for-sale investments	(21,402)	(19,819)
Purchases of property and equipment	(4,321)	(2,956)
Purchases of intangible assets	(316)	(327)
Acquisition of businesses, net of cash received	(47,989)	(72,215)
Net cash used in investing activities	(47,804)	(66,323)
Cash flows from financing activities:
Repurchases of common and restricted stock	(1,786)	(705)
Issuance of stock, net of costs	1,370	126
Excess tax benefits from stock-based compensation	264	334
Dividends paid	(15,817)	(14,110)
Acquisition of business	(14,386)	(2,356)
Other	(25)	(50)
Net cash (used in) provided by financing activities	(30,380)	(16,761)
Effect of exchange rate changes on cash and cash equivalents	885	(4,278)
Net change in cash and cash equivalents	(12,775)	(41,646)
Cash and cash equivalents at beginning of period	255,530	433,663
Cash and cash equivalents at end of period	$242,755	$392,017

j2 GLOBAL, INC.
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED MARCH 31, 2016
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation and the associated payroll tax expense; (2) elimination of certain acquisition-related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with the convertible notes; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of additional tax or indirect tax related (expense) benefit from prior years; and (6) elimination of income tax provision associated with the noted modifications.

			(2)			(5)
			Acquisition			Additional
		(1)	related	(3)		Tax Expense
		Share-based	Integration	Interest	(4)	(Benefit) from	Adjusted
	GAAP	Compensation	Costs	Costs	Amortization	Prior Years	Non-GAAP
Revenues	$200,502	—	—	—	—	—	$200,502

Cost of revenues	34,288	(95)	—	—	(1,245)	—	32,948

Operating expenses:
Sales and marketing	48,112	(531)	(543)	—	—	—	47,038
Research, development and engineering	8,988	(207)	—	—	—	—	8,781
General and administrative	55,776	(1,976)	(2,051)	—	(21,056)	(750)	29,943

Interest expense (income), net	10,233	—	—	(1,885)	—	—	8,348
Other expense (income), net	126	—	—	—	—	811	937

Income tax provision (6)	13,036	757	812	552	5,982	(14)	21,125

Net income	$29,943	2,052	1,782	1,333	16,319	(47)	$51,382

Net income per share attributable to j2 Global, Inc. common stockholders*
Basic	$0.62	0.04	0.04	0.03	0.34	(0.00)	$1.06
Diluted	$0.61	0.04	0.04	0.03	0.34	(0.00)	$1.05

* The reconciliation of net income per share from GAAP to adjust non-GAAP may not foot since each is calculated independently.

The Company discloses adjusted non-GAAP Earnings Per Share ("EPS") as supplemental non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this adjusted non-GAAP measure is broadly used by analysts, rating to compare the performance of its business from period to period. The Company also understands that this adjusted non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this adjusted non-GAAP financial measure provides useful information to investors.

Adjusted non-GAAP EPS is not in accordance with, or an alternative to, net income per share and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, this adjusted non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

j2 GLOBAL, INC.
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED MARCH 31, 2015
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation and the associated payroll tax expense; (2) elimination of certain acquisition-related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with the convertible notes; (4) IRS consulting fee; (5) elimination of amortization of patents and intangible assets that we acquired; (6) elimination of additional tax or indirect tax related (expense) benefit from prior years; and (7) elimination of income tax provision associated with the noted modifications.

			(2)				(6)
			Acquisition		(4)		Additional
		(1)	related	(3)	IRS		Tax Expense
		Share-based	Integration	Interest	Consulting	(5)	(Benefit) from	Adjusted
	GAAP	Compensation	Costs	Costs	Fee	Amortization	Prior Years	Non-GAAP
Revenues	$161,253	—	—	—	—	—	—	$161,253

Cost of revenues	28,186	(83)	(27)	—	—	(663)	—	27,413

Operating expenses:
Sales and marketing	37,590	(584)	(485)	—	—	—	—	36,521
Research, development and engineering	8,447	(194)	(80)	—	—	—	—	8,173
General and administrative	46,500	(2,143)	(2,942)	—	204	(16,975)	(1,118)	23,526

Interest expense (income), net	10,313	—	—	(1,779)	—	—	—	8,534
Other expense (income), net	(784)	—	—	—	—	—	—	(784)

Income tax provision (7)	9,124	768	1,120	531	(50)	5,325	(118)	16,700

Net income	$21,877	2,236	2,414	1,248	(154)	12,313	1,236	$41,170

Net income per share attributable to j2 Global, Inc. common stockholders*
Basic	$0.45	0.05	0.05	0.03	(0.00)	0.26	0.03	$0.86
Diluted	$0.45	0.05	0.05	0.03	(0.00)	0.26	0.03	$0.85

* The reconciliation of net income per share from GAAP to adjust non-GAAP may not foot since each is calculated independently.

The Company discloses adjusted non-GAAP Earnings Per Share ("EPS") as supplemental non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this adjusted non-GAAP measure is broadly used by analysts, rating to compare the performance of its business from period to period. The Company also understands that this adjusted non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this adjusted non-GAAP financial measure provides useful information to investors.

Adjusted non-GAAP EPS is not in accordance with, or an alternative to, net income per share and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, this adjusted non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

j2 GLOBAL, INC.
NET INCOME TO EBITDA RECONCILIATION
THREE MONTHS ENDED MARCH 31, 2016 AND 2015
(UNAUDITED, IN THOUSANDS)

The following table sets forth a reconciliation of EBITDA to net income, the most directly comparable GAAP financial measure.

	Three Months Ended March 31,
	2016	2015

Net income	$29,943	$21,877
Plus:
Interest expense, net	10,233	10,313
Other expense (income), net	126	(784)
Income tax expense	13,036	9,124
Depreciation and amortization	27,174	21,287
Reconciliation of GAAP to adjusted non-GAAP financial measures:
Share-based compensation and the associated payroll tax expense	2,809	3,004
Acquisition-related integration costs	2,595	3,535
Additional indirect tax expense from prior years	750	1,118
Fees associated with prior year audits	—	(204)

EBITDA	$86,666	$69,270

EBITDA as calculated above represents earnings before interest and other expense, net, income tax expense, depreciation and amortization and the items used to reconcile GAAP to adjusted non-GAAP financial measures, including (1) share-based compensation, (2) certain acquisition-related integration costs and (3) additional indirect tax expense from prior years. We disclose EBITDA as a supplemental non-GAAP financial performance measure as we believe it is a useful metric by which to compare the performance of our business from period to period. We understand that measures similar to EBITDA are broadly used by analysts, rating agencies and investors in assessing our performance. Accordingly, we believe that the presentation of EBITDA provides useful information to investors.

EBITDA is not in accordance with, or an alternative to, net income, and may be different from non-GAAP measures used by other companies. In addition, EBITDA is not based on any comprehensive set of accounting rules or principles. This adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

j2 GLOBAL, INC.
NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Q1	Q2	Q3	Q4	YTD
2016
Net cash provided by operating activities	$64,524	$—	$—	$—	$64,524
Less: Purchases of property and equipment	(4,321)	—	—	—	(4,321)
Add: Excess tax benefit share-based compensation	264	—	—	—	264
Free cash flows	$60,467	$—	$—	$—	$60,467

	Q1	Q2	Q3	Q4	YTD
2015
Net cash provided by operating activities	$45,716	$51,894	$50,963	$80,488	$229,061
Less: Purchases of property and equipment	(2,401)	(4,554)	(4,972)	(5,370)	(17,297)
Add: Excess tax benefit share-based compensation	334	1,770	2,437	(55)	4,486
Add: IRS settlement*	—	5,753	1,164	—	6,917
Free cash flows	$43,649	$54,863	$49,592	$75,063	$223,167

* Free cash flows of $54.9 million and $49.6 million for Q2 2015 and Q3 2015, respectively, were before the effect of payments associated with taxes for prior periods under audit.

The Company discloses Free Cash Flows as supplemental non-GAAP financial performance measure, as it believes it is a useful metrics by which to compare the performance of its business from period to period. The Company also understands that this non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this non-GAAP financial measure provides useful information to investors.

Free Cash Flows is not in accordance with, or an alternative to, Cash Flows from Operating Activities, and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, the non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.